UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2010

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2010, Synchronoss Technologies, Inc. ("Synchronoss"), Echo Merger Sub, Inc., a wholly owned subsidiary of Synchronoss ("Merger Sub"), FusionOne, Inc. ("FusionOne") and a representative of the stockholders of FusionOne entered into an Agreement and Plan of Merger pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub will merge with and into FusionOne (the "Merger"), with FusionOne continuing as the surviving corporation and as a wholly owned subsidiary of Synchronoss; and (b) Synchronoss will: (i) acquire all of the outstanding securities of FusionOne; (ii) make payments at closing totaling approximately $40 million, comprised of approximately $32 million in cash and approximately $8 million in stock; and (iii) potentially make payments totaling up to $35 million in cash and stock based on achievement of certain financial targets for the period from July 1, 2010 through December 31, 2011. The closing of the Merger is subject to customary closing conditions. The parties intend to consummate the Merger as soon as practicable and currently anticipate that the closing will occur in July 2010.

The press release announcing the Merger, dated July 7, 2010, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

Exhibit 99.1 Press Release dated July 7, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

July 7, 2010	By:	/s/ Stephen G. Waldis

Name: Stephen G. Waldis
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 7, 2010